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EXHIBIT 23(c)  Consent of Price Waterhouse LLP.



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-42595) of our report dated December 23, 1996, except for the third paragraph of Note 1, the second paragraph of Note 6 and Note 9, which are as of October 23, 1997, relating to the financial statements of EIP Microwave, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Jose, California
February 18, 1998